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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  May 24, 2002
                                (Date of Report)


                               Claimsnet.com inc.
             (Exact name of registrant as specified in its charter)


          Delaware                 001-14665               75-2649230
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)

          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)








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Item 5.  Other Events.

         On May 22, 2002, the Registrant issued a press release announcing, in part, the election of Mr. Alfred Dubach to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a)      Exhibits

99.1 Press Release dated May 22, 2002 related to election of Mr. Alfred Dubach to Registrant's Board of Directors.
99.2 Press Release dated May 16, 2002 regarding Registrant's first quarter 2002 operating results.
99.3     Script of May 22, 2002 Analyst and Investor Conference Call.

Item 9.  Regulation FD Disclosure.


         On May 16, 2002, the Registrant issued a press release regarding its first quarter 2002 operating results, a copy of which is attached hereto as
Exhibit 99.2.

         On May 22, 2002, the Registrant held a conference call for analysts and investors regarding its first quarter 2002 operating results, a copy of the script for which is attached hereto as Exhibit 99.3.

         During the question and answer session at the close of the conference call for analysts and investors regarding its first quarter 2002 operating results, the management of the Registrant disclosed the following:

         Management commented that Registrant's average revenue per transaction might change in the next six to eight months and that actual results would be dependent on a number of factors. For example, an increasing percentage of claims related to the Registrant's partner agreements would likely cause the average revenue per transaction to increase, and potential large volume clients may average less per transaction, but may generate substantially more dollars per client.

         Management reported that volumes on patient statement business have been relatively flat for several quarters and are likely to remain flat in the near future because the statement processing service is not being aggressively marketed at this time.

         Management reported that Registrant's agreements with Synertech and QCSI have an initial term of one year and contain automatic renewal provisions with 60 day cancellation notice provisions prior to each renewal. The agreements do not contain guaranteed revenue terms and do contain volume-based transaction fee revenue terms. Management further reported that the Synertech agreement is currently generating measurable revenues from the first client and the QCSI agreement is currently generating minimal revenues from the first client.


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         Management estimated that it will require additional funding in the immediate future, as clearly stated in its filings with the Securities and Exchange Commission, and is taking steps to procure that funding.

         Management commented on Registrant's proprietary technology and stated:
i) its technology is completely web-based, versus web-enabled, and was designed from conception to perform a real-time, two way, streaming transmission between the submitting computer and the Registrant's servers and to provide a full range of payer-specific edits to submitting providers, and ii) the system has been designed with flexibility and custom configuration in mind to support the strategy of partnering with other organizations who are actively engaged in the healthcare industry.

         Management also commented on the ability to track claims with the Registrant's technology and stated that a submitting party can completely monitor the steps in the process performed by the claim editing system, but that the ability to monitor the claim after it leaves the Registrant's system is very dependent on the level of information provided back to the Registrant by the payer to which the claim is being submitted.

         Management commented on Registrant's competitors and stated that i) in the provider market, Registrant competes with a number of companies, including WebMD, due primarily to the size of its existing client base, and ProxyMed, due primarily to its active sales and marketing efforts (Management also pointed out that ProxyMed is a partner of the Registrant); and ii) in the payer market, competition usually comes from proprietary groups related to the payer or its primary systems vendors. Management also pointed out that the benefit of the Registrant's partner relationships with Synertech and QCSI is that it makes the Registrant a member of the vendor network serving their payers.

         Management commented that from time to time Registrant has considered a name change to remove ".com" from its name, but does not have any immediate plans to do so at this time.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 24, 2002

                                              CLAIMSNET.COM INC.



                                              By: /s/ Paul W. Miller
                                              ---------------------------------
                                              Name:  Paul W. Miller
                                              Title: President & Chief
                                                     Executive Officer